EXHIBIT 99.4

Numa Luling LLC

(An Exploration Stage Company)

Financial Statements

March 31, 2012 and March 31, 2011

NUMA LULING, LLC

(An Exploration stage Company)

CONDENSED BALANCE SHEETS - Unaudited

	March 31,	December 31,
	2012	2011
ASSETS		*
CURRENT ASSETS
Cash and cash equivalents	$2,134	$2,418
Prepaid drilling credit	199,267	199,267
TOTAL CURRENT ASSETS	201,401	201,685

PROPERTY AND EQUIPMENT
Proved Oil and Gas properties	1,005,313	1,005,313
Furniture, fixtures and equipment	515,053	515,053
Accumulated depreciation	(126,923)	(108,528)

TOTAL ASSETS	$1,594,844	$1,613,523

LIABILITIES AND MEMBERS’ EQUITY

NON CURRENT LIABILITIES
Asset retirement obligation	6,087	5,968

TOTAL LIABILITIES	6,087	5,968

Commitments and contingencies	-	-

MEMBERS’ EQUITY	1,588,757	1,607,555
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$1,594,844	$1,613,523

* Derived from audited information

See accompanying notes.

F-1

NUMA LULING, LLC

(An Exploration Stage Company)

CONDENSED STATEMENT OF OPERATIONS

Unaudited

			From
			Inception on
			March 24,
	Three Months Ended		2010 to
	March 31,		March 31,
	2012	2011	2012
REVENUES AND GAINS
Revenues from sale of Oil and Gas	$-	$-	$-

OPERATING EXPENSES:
Lease Operating and workover expense	-	30,111	163,829
Depreciation	18,395	-	126,923
General and administrative	284	3,593	35,958
Impairment of oil and gas interest	-	52,258	1,292,650
Total Operating expenses	18,679	85,962	1,619,360

LOSS FROM OPERATIONS	(18,679)	(85,962)	(1,619,360)

OTHER EXPENSE

Interest income	-	-
Interest expense	(119)	-	(774)
Total Other Income	(119)	-	(774)

NET LOSS	(18,798)	(85,962)	(1,620,134)

PRO FORMA INFORMATION (Unaudited)
Net Loss	(18,798)	(85,962)	(1,620,134)

Pro forma tax benefit (expense)	-	-	-

Pro Forma Net Loss	$(18,798)	$(85,962)	$(1,620,134)

 See accompanying notes.

F-2

NUMA LULING, LLC

(An Exploration Stage Company)

CONDENSED STATEMENT OF CASH FLOWS - Unaudited

			From
			Inception on
			March 24,
	Three Months Ended		2010 to
	March 31,		March 31,
	2012	2011	2012
CASH FLOWS FROM OPERATING ACTIVITES
Net Gain (Loss)	$(18,798)	$(85,962)	$(1,620,134)

Adjustments to reconcile net loss to cash used in operations
Depreciation	18,395	-	126,923
Non cash interest income
Non cash interest expense	119	-	774
Gain on sale of partial interest in oil and gas field
Impairment of oil and gas property		52,258	1,332,021
Net cash used in operations	(284)	(33,704)	(160,416)
CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures		(52,258)	(2,847,074)
Pre-funded capital expenditures		(122,318)	(199,267)
Cash flows used in investing activities		(174,576)	(3,046,341)
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to members			(361,391)
Contributions from members		190,934	3,570,282
Cash provided by financing activities		190,934	3,208,891

Increase (Decrease) in cash and cash equivalents	(284)	(17,346)	2,134

Cash and cash equivalents, at beginning of period	2,418	21,264	-

Cash and cash equivalents, end of period	$2,134	$3,918	$2,134

Cash paid for
Interest	--	--	--
Taxes	--	--	--

See accompanying notes.

F-3

NUMA LULING, LLC

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

These financial statements include the accounts of Numa Luling, LLC (the “Company”), a Texas limited Liability Company, which was formed on March 24, 2010 and based in Houston, Texas. The Company is engaged in the business of investing in oil and gas properties producing properties in Caldwell and Guadalupe counties in Texas. The Company is a passive investor and does not operate these properties

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The interim condensed financial statements and notes thereto of the Company have been prepared by management without audit pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. In the opinion of management, the condensed interim financial statements include all adjustments, consisting of normal recurring adjustments, as necessary for a fair statement of the results for the interim period. Although management believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including a description of significant accounting policies normally included in the financial statements prepared in accordance with accounting principles generally accepted in the U.S., have been condensed or omitted pursuant to such rules and regulations. The accompanying condensed interim financial statements should be read in conjunction with the financial statements and notes thereto included in in this Form 8-K for the year ended December 31, 2011 and 2010. All amounts are in U.S. dollars. The results of operations for interim periods are not necessarily indicative of the results for any subsequent quarter or the entire fiscal year ending December 31, 2012.

The most significant estimates pertain to proved oil and natural gas reserves and related cash flow estimates used in impairment tests of long-lived assets, estimates of future development, dismantlement and abandonment costs. Certain of these estimates require assumptions regarding future costs and expenses and future production rates. Actual results could differ from those estimates.

The Company’s revenue, profitability and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond their control such as economic, political and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future. A substantial or extended decline in oil and natural gas prices could have a material adverse effect on the Company’s financial position, results of operations, cash flows and quantities of oil and natural gas reserves that may be economically produced.

Estimates of oil and natural gas reserves and their values, future production rats and future costs and expenses are inherently uncertain for numerous reasons, including many factors beyond the Company’s control. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of data available and of engineering and geological interpretation and judgment. In addition, estimates of reserves may be revised based on actual production, results of subsequent exploration and development activities, prevailing commodity prices, operating cost and other factors. These revisions may be material and could materially affect future depletion, depreciation and amortization expense, dismantlement and abandonment costs, and impairment expense.

F-4

Exploration Stage Enterprise

The Company has been devoting most of its efforts to exploring for and developing its oil and gas assets and, consequently, meets the definition of AN Exploration Stage Enterprise, under the Accounting Standards Codification “Accounting and Reporting for Development Stage Enterprises.” Certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the March 31, 2011 and 2012 balance sheet dates.

Cash and cash equivalents

The Company considers all highly liquid instruments with original maturity of less than 90 days to be cash equivalents.

Oil and Gas Properties

The Company follows the full cost method of accounting for oil and natural gas operations. Under this method all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of oil and natural gas reserves are capitalized on a country-by-country basis into an individual country “cost pool”. No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties except in transactions that would significantly alter the relationship between capitalized costs and proved reserves (see Note 3). The costs of unevaluated oil and natural gas properties are excluded from the amortizable base until the time that either proven reserves are found or it has been determined that such properties are impaired. As properties become evaluated, the related costs are transferred to the proved oil and natural gas properties cost pool using full cost accounting.

Under the full cost method the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% (the “Ceiling Limitation”). In arriving at estimated future net revenues, estimated lease operating expenses, development costs, and certain production-related and ad valorem taxes are deducted. In calculating future net revenues, prices and costs are held constant indefinitely, except for changes that are fixed and determinable by existing contracts. Prices are determined using a simple arithmetic average of the first day of each month during the current period. The net book value is compared to the Ceiling Limitation on a quarterly and yearly basis. The excess, if any, of the net book value above the Ceiling Limitation is charged to expense in the period in which it occurs and is not subsequently reinstated.

Unit-of-production depletion is applied to capitalized costs of the full cost pool. Unit-of-production rates are based on the amount of proved reserves (both developed and undeveloped) of oil, gas and other minerals that are estimated to be recoverable from existing facilities using current operating methods.

The costs of investments in unproved properties and portions of costs associated with major development projects are excluded from the depreciation, depletion and amortization calculation until the project is evaluated.

F-5

Unproved property costs include leasehold costs, seismic costs and other costs incurred during the exploration phase. In areas where proved reserves are established, significant unproved properties are evaluated periodically, but not less than annually, for impairment. If a reduction in value has occurred, these property costs are considered impaired and are transferred to the related full cost pool. Unproved properties whose acquisition costs are not individually significant are aggregated, and the portion of such costs estimated to be ultimately nonproductive, based on experience, and is amortized to the full cost pool over an average holding period.

As of March 31, 2011 and 2012 and for the three months then ended, the Company operated only in the United States of America

Revenue Recognition

Revenues are recognized when hydrocarbons have been delivered, the customer has taken title and payment is reasonably assured.

Taxes Associated with revenue Producing Transactions

The Company reports taxes assessed by state, local and U.S. federal governmental authorities from the production and sale of hydrocarbons on a line item under operating expenses.

Income Taxes

The Company follows the guidance of FASC 740 Income Taxes, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on income tax returns.

The Company recognizes the tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of March 31, 2012 and 2011, the Company has not taken any uncertain tax positions.

The Company is taxed as a Partnership under the provisions of the Internal Revenue Code. Consequently, the members of the Company are taxed as Partners under the provisions of the Internal Revenue Code. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In addition, the state that the Company operated within during the period, Texas, does not have an income tax on the production and sale of hydrocarbons, and instead utilizes a franchise tax. Based on this, the Company has not recorded any current or deferred income taxes for the periods ended March 31, 2012 and 2011.

F-6

Title to Properties

The Company's practice has been to acquire ownership or leasehold rights to oil and natural gas properties from contributions by its members. To date, the Company's current drilling operations are conducted on properties acquired from its members. Our existing rights are dependent on our members having obtained valid title to the properties. Prior to the commencement of gas drilling operations on those properties, the contributing members customarily conduct a title examination. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the members that they have good, valid and enforceable title to the oil and gas properties. Based upon the foregoing, we believe that we have satisfactory title to our producing properties in accordance with customary practices in the gas industry. The Company is not aware of any title deficiencies as of the date of these financial statements.

Asset Retirement Obligations

The Company provides for future asset retirement obligations on its resource properties and facilities based on estimates established by current legislation and industry practices. The asset retirement obligation is initially measured at fair value and capitalized as an asset retirement cost that is amortized on a straight line 15 year basis. The obligation is accreted through interest expense until it is expensed and or settled. The fair value of the obligation is estimated based on recent operations in the area and is then accreted using an expected inflation rate for oil field service costs. The Company recognizes revisions to either the timing or amount of the original estimate as increases or decreases to the asset retirement obligation.

The significant assumptions used to develop the expected liability during the period are as follows:

Average cost to remediate individual well sites: $4,000 - $7,000 (net to our interest)

Average gross salvage value expected from individual well sites remediated: $0 (net)

Expected inflation rate for oil field service costs: 5%

Risk weighted cost of credit: 8%

Average time to abandonment: 20 years

Actual retirement costs will be recorded against the obligation when incurred. Any difference between the recorded asset retirement obligation and the actual retirement costs incurred is recorded as a gain or loss in the settlement period.

Beginning balance at beginning of period	$5,968	$--
Liabilities incurred		$-
Liabilities settled		--
Accretion expense	$119	$-
Balance at March 31, 2012 and 2011	$6,087	$-

Accretion expense is recorded as interest expense in the financial statements.

F-7

Concentrations

Upon acquisition of oil and gas field interests, the Company also became a party to joint operating agreements (“JOA’s”) that define the rights and responsibilities third party operators and passive interest holders. Under the JOA, the third party operator is responsible for acquiring customers to sell the oil and gas produced and to either performing or contracting out to other third parties to perform services necessary to continue and maintain undeveloped acreage.

Concentrations of Market Risk

The future results of the company’s oil and natural gas operations will be affected by the market prices of oil and natural gas. The availability of a ready market for oil and natural gas products in the future will depend on numerous factors beyond the control of the Company, including weather, imports, marketing of competitive fuels, proximity and capacity of oil and natural gas pipelines and other transportation facilities, any oversupply or undersupply of oil, natural gas and liquid products, the regulatory environment, the economic environment, and other regional and political events, none of which can be predicted with certainty.

The Company operates in the exploration, development and production sector of the oil and gas industry. While certain of these customers and joint venture partners are affected by periodic downturns in the economy in general or in their specific segment of the oil and natural gas industry, the Company believes that its level of credit-related losses due to such economic fluctuations has been and will continue to be immaterial to the Company’s results of operations over the long-term.

Fair Value

As defined in authoritative guidance, fair value is the price that would be received to sell and asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (“exit price”). To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities ("Level 1" measurements) and the lowest priority to unobservable inputs ("Level 3" measurements). The three levels of the fair value hierarchy are as follows:

Level 1 -- Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -- Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 -- Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

F-8

	Fair Value	Level 1	Level 2	Level 3
Asset retirement
obligation	6,087	--	--	6,087

NOTE 2 – OIL AND GAS PROPERTIES

Oil and gas properties consisted of the following as of March 31, 2012 and December 31, 2011:

	2012	2011
Proved properties	$1,005,313	$1,005,313
Unproved properties	-	-
	$1,005,313	$1,005,313
Accumulated depletion, depreciation and impairment	-	-
	$1,005,313	$1,005,313

Luling Edwards Field– Caldwell and Guadalupe County, Texas

This field consists of approximately 4,500 gross acres (2,143 acres net). The original acquisition price of this property by the members of the Company was $1,000,000 and the Company acquired an approximate 25% working interest and 18.75% net revenue interest in the leases on the field. In addition, the Company was required to carry an additional 8.333% working interest and its net revenue interest is subject to a 25% overriding royalty interest. At the time the leaseholds were acquired, no wells had yet been drilled. In March 2010, the first exploratory well program was commenced, which consisted of three horizontal wells and one salt water disposal well. All three horizontal wells were found to be dry holes.

NOTE 4 - FURNITURE, FIXTURES AND EQUIPMENT

Furniture, fixtures and equipment was as follows as of March 31, 2012 and December 31, 2011:

	2012	2011

Equipment from Luling exploration	$515,053	$515,053
Accumulated depreciation	(126,923)	(108,528)
	$388,130	$406,525

Depreciation expense for the three months ended March 31, 2012 and 2011 was $18,395 and $0, respectively.

NOTE 7 - SUBSEQUENT EVENTS

In November 2011, the Company entered into a purchase and sale agreement with Pan American Oil Company, LLC in which it agreed to sell in its entirety the Company’s interests, rights and title to all of its oil & gas leaseholds. This agreement was later amended and consummated in the first week of June 2012, with Rio Bravo Oil, Inc. as purchaser (the then parent company of Pan American Oil Company, LLC). The Company received consideration of 3,250,000 shares of Series B Preferred stock in Rio Bravo Oil, Inc., which were valued at approximately $3.467 million at the time they were issued.

F-9